Exhibit 99.1

Brightcove Announces Financial Results for Third Quarter 2015

Company reports non-GAAP income from operations of $1.3 million and adjusted EBITDA of $2.7 million

BOSTON, MA (October 29, 2015) – Brightcove Inc. (Nasdaq: BCOV), a leading global provider of cloud services for video, today announced financial results for the quarter ended September 30, 2015.

“Brightcove reported strong third quarter financial results that exceeded expectations on both the top and bottom lines, which were highlighted by a return to non-GAAP profitability a quarter earlier than expected,” said David Mendels, Chief Executive Officer of Brightcove.  “We are seeing exciting proofpoints that our go-to-market strategy and enhanced product portfolio, which is designed to enable customers to leverage online video to drive better business results, is working in both our media and digital marketing businesses.”

Mendels added, “We are at the epicenter of several positive macro trends that are shaping our industry - the evolution of consumers and businesses using video; the proliferation of devices; the transitioning away from Flash to HTML5; the challenge of ad blockers and enabling ad-supported business models; and the wide adoption of digital marketing technology. We are uniquely positioned to capitalize on these trends as we help our customers harness video to drive business results.”

Third Quarter 2015 Financial Highlights:

•	Revenue for the third quarter of 2015 was $33.8 million, an increase of 7% compared to $31.5 million for the third quarter of 2014. Subscription and support revenue was $33.2 million, an increase of 9% compared with $30.5 million for the third quarter of 2014.

•	Gross profit for the third quarter of 2015 was $22.3 million, compared to $20.7 million for the third quarter of 2014, representing a gross margin of 66% for the third quarter of 2015. Non-GAAP gross profit for the third quarter of 2015 was $22.9 million, representing a year-over-year increase of 8% and a non-GAAP gross margin of 68%. Non-GAAP gross profit and non-GAAP gross margin exclude stock-based compensation expense and the amortization of acquired intangible assets.

•	Loss from operations was $1.0 million for the third quarter of 2015, compared to a loss from operations of $3.1 million for the third quarter of 2014. Non-GAAP income from operations, which excludes stock-based compensation expense, the amortization of acquired intangible assets and merger-related expenses, was $1.3 million for the third quarter of 2015, an improvement compared to a non-GAAP loss from operations of $134,000 during the third quarter of 2014.

•	Net loss was $1.3 million, or $0.04 per diluted share, for the third quarter of 2015. This compares to a net loss of $3.8 million, or $0.12 per diluted share, for the third quarter of 2014. Non-GAAP net income, which excludes stock-based compensation expense, the amortization of acquired intangible assets and merger-related expenses, was $1.1 million for the third quarter of 2015, or $0.03 per diluted share, compared to a non-GAAP net loss of $829,000 for the third quarter of 2014, or $0.03 per diluted share.

•	Adjusted EBITDA was $2.7 million for the third quarter of 2015, compared to $1.2 million for the third quarter of 2014. Adjusted EBITDA excludes stock-based compensation expense, the amortization of acquired intangible assets, merger-related expenses, depreciation expense, other income/expense and the provision for income taxes.

•	Cash flow from operations was $3.8 million, compared to $2.6 million for the third quarter of 2014.

•	Free cash flow was $3.1 million after the company invested $722,000 in capital expenditures and capitalization of internal-use software during the third quarter of 2015. Free cash flow was $1.5 million for the third quarter of 2014.

•	Cash and cash equivalents were $23.8 million as of September 30, 2015 compared to $21.2 million at June 30, 2015.

A Reconciliation of GAAP to Non-GAAP results has been provided in the financial statement tables included at the end of this press release.  An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Other Third Quarter and Recent Highlights:

•	Announced Brightcove Jump Start for Apple TV®, a new offering that enables publishers to quickly build and launch video apps on the fourth-generation Apple TV®.

•	The new Video Cloud, which shipped in mid-July, incorporates a beautiful new HTML5 user interface, faster upload and playback, mobile publishing, and new custom analytics to scale workflows, speed time-to-live, and measure the impact of video content.

•	At the end of July, we released Brightcove Audience which connects Video Cloud analytics directly into Oracle Eloqua and Marketo marketing automation platforms to capture leads and translate video engagement data into contact tracking, lead scoring, and customer segmentation.

•	Brightcove Gallery Live, announced recently in October, is a “live-event-in-a-box” solution for companies who want to live stream events for external and internal audiences. It provides marketers and communications professionals with an easy-to-use toolkit to promote and publish live streamed events without dedicated IT or other technical support.

•	Brightcove Lift is the newest addition to Brightcove’s media solutions. It is an ad optimization solution, which enables publishers, broadcasters, OTT providers, and other media companies to combine server-side ad insertion (SSAI) with the industry-leading HTML5 Brightcove Player to maximize video ad delivery and video ad revenue across mobile and desktop by defeating ad blockers.

•	Average revenue per premium customer was $67,000 in the third quarter of 2015. This is an increase of 10% from $61,000 in the comparable period in 2014.

•	Recurring dollar retention rate was 101% in the third quarter of 2015, which was above our historical target in the low to mid 90% range.

•	Ended the quarter with 5,162 customers, of which 1,852 were premium.

•	New media customers and media customers who expanded their relationship during the quarter included: Brit + Co., Electus Digital, International Data Group, Marathon Ventures, MediaWorks NZ, Presentcast (a new consortium of broadcasters in Japan), Scripps Interactive, Sunbeam Television, Time, Inc., Tokyo Broadcasting, and Wenner Media Networks.

•	New digital marketing customers and digital marketing customers who expanded their relationship during the quarter included: All Nippon Airways, Artnet, John Wiley & Sons, Money Map Press, MWH Global, PennWell Corporation, SAS Institute, Samsung Electronics America, and Think and Learn (one of India’s leading providers of prep courses for competitive entrance exams).

Business Outlook

Based on information as of today, October 29, 2015, the Company is issuing the following financial guidance:

Fourth Quarter 2015:

•	Revenue is expected to be in the range of $33.8 million to $34.3 million, including $800,000 of professional services revenue.

•	Non-GAAP income from operations is expected to be in the range of $600,000 to $1.1 million, which excludes stock-based compensation, the amortization of acquired intangible assets and merger-related expenses totaling approximately $2.4 million.

•	Adjusted EBITDA is expected to be in the range of $1.9 million to $2.4 million, which excludes stock-based compensation, the amortization of acquired intangible assets, merger-related expenses, depreciation expense, other income/expense and taxes totaling approximately $4.0 million.

•	Non-GAAP net income per diluted share is expected to be $0.01 to $0.02, assuming approximately 33.7 million shares outstanding.

Full Year 2015:

•	Revenue is expected to be in the range of $133.4 million to $133.9 million. Full year revenue is being impacted by $3.9 million due to foreign exchange rate fluctuations.

•	Non-GAAP income from operations is expected to be in the range of $700,000 to $1.2 million, which excludes stock-based compensation, the amortization of acquired intangible assets and merger-related expenses totaling approximately $9.2 million.

•	Adjusted EBITDA is expected to be in the range of $6.5 to $7.0 million, which excludes stock-based compensation, the amortization of acquired intangible assets, merger-related expenses, depreciation, other income/expense and taxes totaling approximately $16.4 million.

•	Non-GAAP net income/loss per diluted share is expected to be $0.00 to a loss of $0.02, assuming approximately 33.6 million shares outstanding.

Conference Call Information

Brightcove will host a conference call today, October 29, 2015, at 5:00 p.m. (Eastern Time) to discuss the Company's financial results and current business outlook. To access the call, dial 877-407-3982 (domestic) or 201-493-6780 (international). A replay of this conference call will be available for a limited time at 877-870-5176 (domestic) or 858-384-5517 (international). The replay conference ID is 13621643. A replay of the webcast will also be available for a limited time at http://investor.brightcove.com.

About Brightcove

Brightcove Inc. (Nasdaq: BCOV) is a leading global provider of powerful cloud solutions for delivering and monetizing video across connected devices. The company offers a full suite of products and services that reduce the cost and complexity associated with publishing, distributing, measuring and monetizing video across devices. Brightcove has more than 5,000 customers in over 70 countries that rely on the company’s cloud solutions to successfully publish high-quality video experiences to audiences everywhere. To learn more, visit www.brightcove.com.

Forward-Looking Statements

This press release includes certain “forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning our financial guidance for the fourth fiscal quarter of 2015 and full year 2015, our position to execute on our growth strategy, and our ability to expand our leadership position and market opportunity.  These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" or words of similar meaning.  These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made.  Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved.  Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation: our history of losses; our limited operating history; expectations regarding the widespread adoption of customer demand for our products; our ability to expand the sales of our products to customers located outside the U.S.; keeping up with the rapid technological change required to remain competitive in our industry; our ability to retain existing customers; our ability to manage our growth effectively and successfully recruit additional highly-qualified personnel; the price volatility of our common stock; and other risks set forth under the caption "Risk Factors" in our most recently filed Annual Report on Form 10-K, as updated by our subsequently filed Quarterly Reports on Form 10-Q and our other SEC filings.  We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

Brightcove has provided in this release the non-GAAP financial measures of non-GAAP gross profit, non-GAAP gross margin, non-GAAP loss from operations, non-GAAP net loss, adjusted EBITDA, adjusted EBITDA margin and non-GAAP diluted net loss per share. Brightcove uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Brightcove's ongoing operational performance. Brightcove believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in Brightcove’s industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial results discussed above of non-GAAP gross profit, non-GAAP gross margin, non-GAAP loss from operations, non-GAAP net loss and non-GAAP diluted net loss per share exclude stock-based compensation expense, the amortization of acquired intangible assets and merger-related expenses. The non-GAAP financial results discussed above of adjusted EBITDA is defined as consolidated net income (loss), plus stock-based compensation expense, the amortization of acquired intangible assets, merger-related expenses, depreciation expense,  other income/expense, including interest expense and interest income, and the provision for income taxes. Merger-related expenses include fees incurred in connection with closing an acquisition in addition to fees associated with the retention of key employees.  Adjusted EBITDA margin is defined as adjusted EBITDA as a percentage of total revenue.  Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. As previously mentioned, a reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.  The Company’s earnings press releases containing such non-GAAP reconciliations can be found on the Investors section of the Company’s web site at http://www.brightcove.com.

Investor Contact:

Brian Denyeau

ICR for Brightcove

brian.denyeau@icrinc.com

646-277-1251

Media Contact:

DoShik Wood

Brightcove Inc.

dwood@brightcove.com

617-299-8453

Brightcove Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	September 30, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$23,788	$22,916
Accounts receivable, net of allowance	20,110	21,463
Prepaid expenses and other current assets	4,730	4,342
Deferred tax asset	37	109
Total current assets	48,665	48,830
Property and equipment, net	10,519	10,372
Intangible assets, net	14,545	16,898
Goodwill	50,776	50,776
Restricted cash	201	201
Other assets	984	507
Total assets	$125,690	$127,584
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$2,573	$1,618
Accrued expenses	10,554	11,722
Capital lease liability	918	1,159
Equipment Financing	704	-
Deferred revenue	30,419	29,640
Total current liabilities	45,168	44,139
Deferred revenue, net of current portion	269	64
Other liabilities	2,967	2,618
Total liabilities	48,404	46,821

Stockholders' equity:
Common stock	33	32
Additional-paid-in-capital	218,859	214,524
Accumulated other comprehensive loss	(837)	(776)
Accumulated deficit	(140,769)	(133,017)
Total stockholders’ equity	77,286	80,763
Total liabilities and stockholders' equity	$125,690	$127,584

Brightcove Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenue:
Subscription and support revenue	$33,184	$30,450	$96,912	$89,754
Professional services and other revenue	653	1,077	2,658	3,881
Total revenue	33,837	31,527	99,570	93,635
Cost of revenue: (1) (2)
Cost of subscription and support revenue	10,314	9,467	31,017	28,096
Cost of professional services and other revenue	1,198	1,352	3,645	4,414
Total cost of revenue	11,512	10,819	34,662	32,510
Gross profit	22,325	20,708	64,908	61,125
Operating expenses: (1) (2)
Research and development	7,233	7,187	22,320	20,548
Sales and marketing	11,664	11,273	34,406	34,714
General and administrative	4,391	4,735	14,761	14,597
Merger-related	62	623	138	3,011
Total operating expenses	23,350	23,818	71,625	72,870
Loss from operations	(1,025)	(3,110)	(6,717)	(11,745)
Other expense, net	(127)	(614)	(780)	(1,020)
Loss before income taxes and non-controlling interest in consolidated subsidiary	(1,152)	(3,724)	(7,497)	(12,765)
Provision for income taxes	123	81	255	204
Net loss	$(1,275)	$(3,805)	$(7,752)	$(12,969)

Net loss per share—basic and diluted	$(0.04)	$(0.12)	$(0.24)	$(0.41)

Weighted-average shares —basic and diluted	32,636	32,247	32,560	31,815

(1) Stock-based compensation included in above line items:
Cost of subscription and support revenue	$30	$37	$101	$147
Cost of professional services and other revenue	79	53	131	121
Research and development	400	376	1,060	950
Sales and marketing	843	533	1,764	1,678
General and administrative	171	527	1,256	1,877

(2) Amortization of acquired intangible assets included in the above line items:
Cost of subscription and support revenue	$508	$509	$1,523	$1,439
Research and development	31	36	94	108
Sales and marketing	235	282	736	863

Brightcove Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Nine Months Ended September 30,
	2015	2014
Operating activities
Net loss	$(7,752)	$(12,969)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	6,898	6,114
Stock-based compensation	4,312	4,773
Provision for reserves on accounts receivable	317	122
Amortization of premium on investments	-	1
Loss on disposal of equipment	45	92
Changes in assets and liabilities:
Accounts receivable	1,050	2,399
Prepaid expenses and other current assets	(441)	(1,005)
Other assets	(478)	1,185
Accounts payable	1,001	(3,097)
Accrued expenses	(1,660)	(4,126)
Deferred revenue	957	4,861
Net cash provided by (used in) operating activities	4,249	(1,650)

Investing activities
Cash paid for acquisition, net of cash acquired	-	(9,100)
Maturities of investments	-	3,060
Purchases of property and equipment	(2,479)	(2,500)
Capitalization of internal-use software costs	(1,020)	(927)
Decrease in restricted cash	-	113
Net cash used in investing activities	(3,499)	(9,354)

Financing activities
Proceeds from exercise of stock options	72	584
Payments of withholding tax on RSU vesting	(48)	-
Proceeds from equipment financing	1,704	-
Payments on equipment financing	(576)	-
Payments under capital lease obligation	(988)	(860)
Net cash provided by (used in) financing activities	164	(276)

Effect of exchange rate changes on cash	(42)	(62)

Net increase (decrease) in cash and cash equivalents	872	(11,342)
Cash and cash equivalents at beginning of period	22,916	33,047
Cash and cash equivalents at end of period	$23,788	$21,705

Brightcove Inc.

Reconciliation of GAAP Gross Profit, GAAP Loss From Operations, GAAP Net Loss and GAAP Net Loss Per Share to

Non-GAAP Gross Profit, Non-GAAP Income (Loss) From Operations, Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) Per Share

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
GROSS PROFIT:
GAAP gross profit	$22,325	$20,708	$64,908	$61,125
Stock-based compensation expense	109	90	232	268
Amortization of acquired intangible assets	508	509	1,523	1,439
Non-GAAP gross profit	$22,942	$21,307	$66,663	$62,832
LOSS FROM OPERATIONS:
GAAP loss from operations	$(1,025)	$(3,110)	$(6,717)	$(11,745)
Stock-based compensation expense	1,523	1,526	4,312	4,773
Merger-related expenses	62	623	138	3,011
Amortization of acquired intangible assets	774	827	2,353	2,410
Non-GAAP income (loss) from operations	$1,334	$(134)	$86	$(1,551)
NET LOSS:
GAAP net loss	$(1,275)	$(3,805)	$(7,752)	$(12,969)
Stock-based compensation expense	1,523	1,526	4,312	4,773
Merger-related expenses	62	623	138	3,011
Amortization of acquired intangible assets	774	827	2,353	2,410
Non-GAAP net income (loss)	$1,084	$(829)	$(949)	$(2,775)
GAAP diluted net loss per share	$(0.04)	$(0.12)	$(0.24)	$(0.41)
Non-GAAP diluted net income (loss) per share	$0.03	$(0.03)	$(0.03)	$(0.09)

Shares used in computing GAAP diluted net loss per share	32,636	32,247	32,560	31,815
Shares used in computing Non-GAAP diluted net income (loss) per share	33,493	32,247	32,560	31,815

Brightcove Inc.

Calculation of Adjusted EBITDA and Adjusted EBITDA Margin

(in thousands)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Net loss	$(1,275)	$(3,805)	$(7,752)	$(12,969)
Other expense, net	127	614	780	1,020
Provision for income taxes	123	81	255	204
Merger-related expenses	62	623	138	3,011
Depreciation and amortization	2,096	2,156	6,898	6,114
Stock-based compensation expense	1,523	1,526	4,312	4,773
Adjusted EBITDA	$2,656	$1,195	$4,631	$2,153

Adjusted EBITDA margin	7.8%	3.8%	4.7%	2.3%